Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

DELL INTERNATIONAL L.L.C.

January 9, 2020

Pursuant to Section 18-202 and Section 18-208 of the Delaware Limited Liability Company Act (the “DLLCA”), Dell International L.L.C. (the “Company”) has adopted this Amended and Restated Certificate of Formation, which has been duly adopted by the managing member of the Company by written consent pursuant to Section 18-404(d) and Section 18-302(d) of the DLLCA in accordance with the provisions of said Section 18-202 and Section 18-208. The date of the filing of the Company’s original Certificate of Formation was August 10, 2016 under the name “New Dell International LLC” (the “Original Certificate of Formation”). The Original Certificate of Formation was amended by the Certificate of Merger of Dell International L.L.C. with and into New Dell International LLC filed on September 8, 2016 to change the name of the Company, as the surviving limited liability company, to its current name: Dell International L.L.C.

This Amended and Restated Certificate of Formation restates, integrates and amends the Company’s Original Certificate of Formation (as previously amended) in its entirety to read as set forth herein:

1.	The name of the limited liability company is Dell International L.L.C.

2.

The address of the registered office of the Company in the State of Delaware is: Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808-1674. The name of the registered agent of the Company at such address is Corporation Service Company.

3.	The following officers of the Company, among others, have been duly appointed by the managing member of the Company:

Name	Title
Richard Jay Rothberg	General Counsel and Secretary
Robert Linn Potts	Senior Vice President and Assistant Secretary

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Formation of the Company has been duly executed as of the date first written above and is being filed in accordance with Section 18-202 and 18-208 of the DLLCA.

DELL INC., its Managing Member

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

DELL RECEIVABLES CORPORATION

WITH AND INTO

DELL INTERNATIONAL L.L.C.

Pursuant to Section 267 of the Delaware General Corporation Law and

Section 18-209(i) of the Delaware Limited Liability Company Act

February 27, 2020

Dell International L.L.C., a Delaware limited liability company (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of Dell Receivables Corporation, a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving entity:

FIRST: The Company was formed on August 10, 2016 under the Limited Liability Company Act of the State of Delaware (the “LLC Act”) and is existing thereunder. The Subsidiary was incorporated on November 13, 1995 under the Delaware General Corporation Law (the “DGCL”) and is existing thereunder.

SECOND: The Company owns of record 100% of the outstanding shares of capital stock of the Subsidiary.

THIRD: The Merger was authorized in accordance with (a) the Company’s limited liability company agreement and (b) the laws of the State of Delaware, the jurisdiction under which the Company was formed. This Certificate of Ownership and Merger has been executed in accordance with the Company’s limited liability company agreement and the laws of the State of Delaware, the jurisdiction under which the Company was formed.

FOURTH: The Merger shall become effective on February 27, 2020 at 11:59 p.m. Eastern time.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed in its corporate name by its duly authorized officer on the date first set forth above.

DELL INTERNATIONAL L.L.C.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant
Secretary